Exhibit T3A-7

Nilchii, Inc.

__________________________

ARTICLES OF INCORPORATION

  Name of the Corporation: Nilchii, Inc.

  Resident Agent Name and Address: The Corporation Trust Company of Nevada

  6100 Neil Road, Suite 500, Reno, Nevada 89511.

  Shares: Number of shares without par value: 1,000

  Name and Address of Board of Director / Trustee:

  1. Michael Lotz
  410 N. 44th Street, Suite 700
  Phoenix, AZ 85008

  2. Jonathan Ornstein
  410 N. 44th Street, Suite 700
  Phoenix, AZ 85008

  3. George Murnane III
  410 N. 44th Street, Suite 700
  Phoenix, AZ 85008

  Purpose: The purpose of this Corporation shall be: Any lawful act or activity for which a corporation may be formed in the state of Nevada.

  Name, Address and Signature of Incorporator:

  Brian S. Gillman                ___________________________________

  410 N. 44th Street, Suite 700, Phoenix, AZ 85008

  Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above ______ corporation.

_____________________________               Date: ______________________
Authorized Signature of R.A. or On Behalf of R.A. Company